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                                       FORM 8-K



                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934



                                 FEBRUARY 29, 1996
                                   Date of Report
                         (Date of Earliest Event Reported)



                        PACIFIC REAL ESTATE INVESTMENT TRUST
                            (Exact name of registrant as
                              specified in its charter)



                 0-8725             CALIFORNIA             94-1572930
               (Registration      (State or Other        (IRS Employer
                   file           Jurisdiction of        Identification
                  Number)         Incorporation)            Number)



                  1010 EL CAMINO REAL #210, MENLO PARK  CA 94025
                 (Address of principal executive offices) (Zip Code)


                Registrant's telephone number, including area code:

                                    (415) 327-7147


                        (800) 366-6707...Wats line for all states




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The Trust was organized to acquire, manage and ultimately sell income-producing real properties. In the course of its business, Menlo Center, located in Menlo Park, California, was sold on February 29, 1996.

TERMS OF ORIGINAL ACQUISITION

     The Trust acquired redevelopment project over a four-year period from 1984 to 1988. The Trust acquired four adjacent parcels of land for $3,210,000 and ground leased a fifth parcel of land at an annual ground rent of approximately $75,000. The Trust's mortgage loan encumbering the property owned by the Trust was from Prudential Insurance Company for $11,000,000, secured by a first Deed of Trust on the property.


TERMS OF DISPOSITION AND FINANCING

     Menlo Center was sold for $16,200,000. After payment of the existing first loan balance of approximately $10,730,102, estimated expense related to the sale of $550,000 the proceeds to the Trust were approximately $4,934,920. The Trust remains liable to the buyers for an annual net operating income subsidy. This subsidy represents a minimum yield to the buyers of 8.50% pa on its invested equity capital at acquisition.

CARRYING AMOUNT AT DATE OF SALE

     At the date of sale, the carrying amount of land and improvements, depreciation and deferred financing fees for financial statement purposes was $14,617,000.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial statements.

     Not applicable.

(b)  Pro forma Financial Information.

     Historical financial information and pro forma financial information relating to the sale of Menlo Center will be included within 30 days of this Form 8-K.

(c)  Exhibits.

     Upon their receipt the Trust will amend its Form 8-K to include the disposition documents for Menlo Center.




     /s/ Wilcox Patterson               3/13/96
     ------------------------           --------------
     Wilcox Patterson                   Date

     /s/ Robert Ch. Gould               3/13/96
     ------------------------           --------------
     Robert Ch. Gould                   Date

     /s/ Harry E. Kellogg               3/13/96
     ------------------------           --------------
     Harry E. Kellogg                   Date